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                          MICRON AFFILIATE AGREEMENT

     This Micron Affiliate Agreement (the "Affiliate Agreement") is made and
entered into as of         , 1998 (the "Effective Date") by and among Micron
Technology, Inc., a Delaware corporation ("Micron"), Rendition, Inc., a California corporation ("Rendition"), and each of the undersigned shareholders of Micron (each a "Shareholder" and collectively the "Shareholders").

                                   RECITALS

         A. This Affiliate Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of June 22, 1998, as such may be amended (the "Plan of Reorganization"), entered into by and between Micron and Rendition. The Plan of Reorganization provides, among other things, for the statutory merger of Rendition with and into Micron (the "Merger"), in accordance with the terms and conditions of the Plan of Reorganization and the Agreement of Merger in the form attached thereto to be entered into between Micron and Rendition (the "Agreement of Merger"). The Plan of Reorganization and the Agreement of Merger are collectively referred to herein as the "Merger Agreements." Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Plan of Reorganization.

         B. As a condition to the consummation of the Merger, Micron and Rendition have required that the Shareholders enter into this Affiliate Agreement.

         C. Each Shareholder understands that because the Merger is intended by the parties to qualify for "pooling-of-interests" accounting treatment and such Shareholder may be deemed to be an "affiliate" of Micron within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), the shares of Micron Common Stock which such Shareholder owns, and any shares of Micron Common Stock which such Shareholder may hereafter acquire may not be disposed of in a manner contrary to the terms of this Affiliate Agreement. Each Shareholder has been informed that the treatment of the Merger as a "pooling-of-interests" for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties and compliance with certain of the agreements set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, the parties hereto hereby agree as follows:
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1.  MICRON SECURITIES
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     Exhibit A hereto sets forth all shares of Micron Common Stock and any other securities of Micron owned by each Shareholder, including all securities of Micron as to which such Shareholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of Micron granted to or held by such Shareholder (such shares of Micron Common Stock, other securities of Micron and rights, options and warrants to acquire shares of capital stock or other securities of Micron are hereinafter collectively referred to as "Micron Stock"). As used herein, the term "New Micron Securities" means, collectively, any and all shares of Micron capital stock, other securities of Micron and rights, options and warrants to acquire shares of Micron capital stock or other securities of Micron that a Shareholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Affiliate Agreement and prior to the Expiration Date (as defined below). All New Micron Securities will be subject to the terms of this Affiliate Agreement to the same extent and in the same manner as if they were Micron Stock. The Micron Stock and the New Micron Securities shall be collectively referred to herein as the "Micron Securities." As used herein, the term "Expiration Date" means the earliest to occur of (i) the closing, consummation and effectiveness of the Merger, or (ii) such time as the Plan of Reorganization may be terminated in accordance with its terms.

2.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER
    --------------------------------------------------------

      2.1  Reliance upon Representations, Warranties and Covenants.  Each
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Shareholder has been informed that a "pooling of interests" for financial accounting purposes may require that affiliates of Micron maintain their equity ownership interest in Micron within a specified period of time prior to and after the Merger, subject to certain exceptions. Each Shareholder understands that the representations, warranties and covenants of such Shareholder set forth herein will be relied upon by Micron and Rendition and their respective shareholders, legal counsel and accounting firms.

      2.2  Representations, Warranties and Covenants of Shareholders.  Each
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Shareholder represents, warrants and covenants as follows:

           (a)  Authority; Affiliate Status.  Shareholder has full power and
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authority to enter into, execute, deliver and perform Shareholder's obligations under this Affiliate Agreement and to make the representations, warranties and covenants herein contained. Shareholder further understands and acknowledges that Shareholder may be deemed to be an "affiliate" of Micron within the meaning of the 1933 Act and, in particular, Rule 145 promulgated under the 1933
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     Act ("Rule 145"). However, nothing contained herein shall be construed as an admission as to any Shareholder's status as an affiliate of Micron.

              (b)  Micron Securities Owned.  Except as otherwise disclosed in
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     the Micron Disclosure Letter or in Exhibit A attached hereto, at the date hereof, all the Micron Stock owned by Shareholder is, and at all times until and through the Expiration Date all the Micron Securities owned by Shareholder will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances.

              (c)  Further Assurances.  Shareholder agrees to execute and
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     deliver any additional documents reasonably necessary or desirable, in the opinion of Micron or Rendition, to carry out the purposes and intent of this Affiliate Agreement.

              (d)  Pooling Lock-Up.  Shareholder shall not sell, transfer,
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     exchange, pledge or otherwise dispose of, or in any other way reduce shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any Micron Securities or any rights, options or warrants to purchase Micron Securities during the time period beginning thirty (30) days immediately preceding the Effective Time and ending at such time after the Effective Time as Micron has publicly released the combined financial results of Micron and Rendition for a period of at least thirty (30) days of combined post-Merger operations. Micron agrees to publish such financial results in a manner consistent with Micron's prior practices. Notwithstanding the foregoing, the parties agree that any "affiliates" of Micron within the meaning of Rule 145 will be allowed, as a group, to sell up to an aggregate of one percent (1%) of Micron Stock under the "de minimis" exceptions to the pooling-of-interest requirements, with no single affiliate being allowed to sell more than ten percent (10%) of the Micron Stock held by such affiliate, provided each transaction is approved in advance by Micron's auditors

              (e)  Partnership Distributions.  Notwithstanding the foregoing
                   -------------------------
     provisions of this Section 2.2, if the Shareholder is organized as a partnership, Rendition and Micron hereby agree that such partnership shall be permitted to make a distribution to its partners of Micron Securities so long as the Shareholder and its partnership distributees (i) agree to be bound by all of the terms and obligations of this Affiliate Agreement; and
     (ii) provide assurances, acceptable to Micron and Rendition in their reasonable discretion, that such distributions will not prevent the Merger from being accounted for as a pooling-of-interests.

     3.  MISCELLANEOUS
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               3.1  Notices.  Any notice or other communication required or
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     permitted to be given under this Affiliate Agreement will be in writing, will be delivered personally, by telecopier (with a hard copy also mailed), or by registered or


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certified mail, postage prepaid and will be deemed given upon delivery, if delivery personally, one business day after transmission by telecopier with confirmation of receipt, or three (3) business days after deposit in the mails, if mailed, to the following addresses:

                  (i)  If to Micron:

                       Micron Technology, Inc.
                       8000 South Federal Way
                       Boise, ID  83706-9632
                       Attention:  General Counsel

                       With a copy to:

                       Chris Anderson
                       Holland & Hart LLP
                       215 South State Street, Suite 500
                       Salt Lake City, UT  84111-2346

                 (ii)  If to Rendition:

                       Rendition, Inc.
                       999 E. Arques Avenue
                       Sunnyvale, CA  94086
                       Attention:  President

                       With a copy to:

                       Susan Dunn
                       Fenwick & West LLP
                       Two Palo Alto Square
                       Palo Alto, California 94306

                       If to a Shareholder:

                       To the address for notice for such Shareholder set forth in Exhibit A hereto.

Or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 4.1.

          3.2  Termination.  This Affiliate Agreement shall be terminated and
               -----------
shall be of no further force and effect upon the termination of the Plan or Reorganization pursuant to its terms.


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       3.3  Counterparts.  This Affiliate Agreement may be executed in any
            ------------
number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Affiliate Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

       3.4  Assignment; Binding Upon Successors and Assigns.  No party hereto
            -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Affiliate Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       3.5  Waiver and Amendment.  The waiver by a party of any breach hereof or
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default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Affiliate Agreement may be amended by the parties hereto upon the execution and delivery of a written agreement executed by the parties hereto at any time before or after approval of the Merger by the Rendition shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Rendition shareholders without obtaining such further approval.

       3.6  Governing Law.  The internal laws of the State of Delaware
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(irrespective of its choice of law principles) will govern the validity of this
Affiliate Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

       3.7  Severability.  If any term, provision, covenant or restriction of
            ------------
this Affiliate Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Affiliate Agreement will remain in full force and effect and will in no way be effected, impaired or invalidated. The parties further agree to replace such invalid or unenforceable term with a valid and enforceable provision that will achieve, the greatest extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

       3.8  Construction of Agreement.  This Affiliate Agreement has been
            -------------------------
negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Affiliate Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Affiliate Agreement which will be considered as a whole.

       3.9  Attorneys' Fees.  Should suit be brought to enforce or interpret
            ---------------
any part of this Affiliate Agreement, the prevailing party will be entitled to recover,
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as an element of the costs of suit and not as damages, reasonable attorneys'
fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     IN WITNESS WHEREOF, the parties hereto have executed this Affiliate Agreement as of the date first set forth above.

MICRON TECHNOLOGY, INC.,                     RENDITION, INC.,
a Delaware corporation                       a California corporation


By______________________                     By_______________________
Name:___________________                     Name:____________________
Title:__________________                     Title:___________________

SHAREHOLDERS:


________________________                     _________________________
Name:___________________                     Name:____________________


________________________                     _________________________
Name:___________________                     Name:____________________


________________________                     _________________________
Name:___________________                     Name:____________________


________________________                     _________________________
Name:___________________                     Name:____________________


________________________                     _________________________
Name:___________________                     Name:____________________